SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

F O R M  8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 27, 2006

NORTH BAY BANCORP
(Exact name of registrant as specified in its charter)

California	0-31080	68-0434802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Airport Road, Suite 101, Napa, California 94558
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code

(707) 257-8585

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]  Written communications pursuant to Rule 425 under the SecuritiesAct (17 CFR 230.425)

[]  Soliciting material pursuant to Rule 14a-12 under the ExchangeAct (17 CFR 240.14a-12)

[]  Pre-commencement communications pursuant to Rule 14d-2(b) underthe Exchange Act (17 CFR 240.14d-2(b))

[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item  1.01 Entry into a Material Definitive Agreement

Setting of  2006 Annual Base Salaries and 2005 Bonuses

On February 27, 2006 , the Board of Directors of North Bay Bancorp set the 2006 Annual Base salaries and the 2005 bonuses for its executive officers. The following chart shows the 2006 base salary and the bonuses to be paid in 2006 based on 2005 performance for each executive officer of North Bay:

Executive Officer

Title

2006 Salary

2005 Bonus

Terry L. Robinson

President and CEO North Bay Bancorp;

$225,000

$55,000

CEO The Vintage Bank

Glen C. Terry

President, The Vintage Bank

$165,000

$45,000

John A. Nerland

President, Solano Bank, a Division of

$150,000

$50,000

The Vintage Bank

Kathi Metro-Chinberg

 Executive Vice President and Credit

$135,000

$38,500

 Administrator

Patrick E. Phelan

Executive Vice President and Chief

$175,000

$ 5,000

Financial Officer

Virginia M. Robbins

Executive Vice President and Chief

$200,000

-0-

Operating Officer

Susan C. Fonseca

Senior Vice President, Human Resources

$  95,000

$ 23,000

Stephanie Rode

Senior Vice President and Compliance

$120,000

$ 37,000

Risk Manager

Item 8.01. – Other Events

Declaration of Dividends.

On February 27, 2006, the Board of Directors of North Bay Bancorp declared a 5% stock dividend and a $0.15 per share cash dividend for shareholders of record as of March 22, 2006, both payable on April 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2006

NORTH BAY BANCORP

 /s/ Terry L. Robinson

Terry L. Robinson, President and Chief

Executive Officer (Principal Executive Officer)

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